FOR IMMEDIATE RELEASE Houston April 15, 2020

BP Midstream Partners LP (NYSE: BPMP)       Exhibit 99.1

FIRST QUARTER 2020 DISTRIBUTION ANNOUNCED
UPDATE ON COVID-19 RESPONSE AND ONGOING MARKET DISRUPTION
AND UPDATE TO FIRST QUARTER 2020 RESULTS RELEASE DATE

BP Midstream Partners LP (“BPMP” or the “Partnership”) today, announced its first quarter 2020 distribution, provided an update on its response to the COVID-19 pandemic and ongoing market disruptions, and updated its first quarter 2020 results release date.

Summary

•All assets remain operational.
•COVID-19 response and business continuity plans have been implemented for each of our assets.
•No significant operational or financial impacts relating to the COVID-19 pandemic or the swift and material decline in commodity prices in the first quarter 2020; management continues to monitor the challenging macro environment.
•Balance sheet remains strong.
–Estimated cash at the end of the first quarter 2020 of over $100 million.
–Outstanding debt limited to existing credit facility with sponsor; no principal payments due under this facility prior to 2025.
–Over 90% of revenues attributable to investment grade counter-parties.
•As stated above, we have not had any significant financial impacts to date but given the macro environmental uncertainty, we are providing updated 2020 guidance for Cash available for distribution (CAFD) to a range of $180-$190 million and plan to provide further updates with our quarterly earnings release as the situation evolves.
•Declared quarterly cash distribution of $0.3475 per unit for the first quarter 2020. We are also updating our 2020 target for full year 2020 distribution growth to be 5% over full year 2019.
•First quarter 2020 results release date updated to May 8, 2020.

COVID-19 response and market update

Chief executive officer, Rip Zinsmeister, said:

“In the current environment, our priority is the health and safety of the employees of our Sponsor and its affiliates, and other partners who operate our assets, as well as our customers, suppliers and the broader community. In support of this, COVID-19 response and business continuity plans have been implemented and we continue to monitor the evolving situation.

All our assets remain operational and we continue to closely monitor producer and consumer market environments for potential impacts to our asset performance. Our limited exposure to commodity price and minimum volume commitments offer some downside protection to the current market conditions.

Our balance sheet remains strong with a stable capital structure. We have no principal payments due to our Sponsor under our credit facility until 2025.

Towards the end of the first quarter 2020, energy market conditions became significantly more volatile, creating uncertainty regarding how long current depressed commodity prices will last, how long weakness in product demand due to the COVID-19 pandemic will continue, and how long the increased supply of oil due to the actions of foreign oil producers will last and the potential follow-on impacts to shippers. Because of this heightened uncertainty, the Partnership is revising its 2020 CAFD guidance included in its fourth quarter 2019 results press release.

FOR IMMEDIATE RELEASE Houston April 15, 2020

As a result of the potential for lower volumes on our onshore pipes than previously forecasted, lower estimated fixed loss allowance (FLA) income due to projected lower oil prices, and the potential for lower terminal volumes at our joint venture partnership KM-Phoenix and taking into account expected offsetting impact of lower interest expense, we are lowering our CAFD guidance to $180-$190 million from $185-$195 million.

Considering these evolving market conditions, the Partnership determined to hold our 1Q 2020 distribution flat with fourth quarter 2019 at $0.3475 per unit. We currently intend to target this distribution level for the remainder of 2020, subject to Board approval and market conditions, which would result in an aggregate 5% distribution increase year over year compared to aggregate 2019 distributions. In the current environment, the Board considered it prudent to maintain the distribution at the existing level.

A further update on 2020 guidance will be provided by the Partnership as market conditions evolve.”

First quarter 2020 distribution

The Board of Directors of BP Midstream Partners GP LLC, the general partner of the Partnership, has declared a quarterly cash distribution of $0.3475 per unit for the first quarter 2020. The first quarter 2020 distribution will be payable on May 14, 2020, to unitholders of record as of April 30, 2020, with an ex-distribution date of April 29, 2020.

Update on first quarter 2020 results release date

BPMP will now release its first quarter 2020 results on May 8, 2020 and host a webcast and conference call at 9 a.m. CST the same day. The webcast will be hosted by CEO Rip Zinsmeister and CFO Craig Coburn. This is one day later than the original date announced by the Partnership on April 1, 2020.

About BP Midstream Partners

BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines, and refined product terminals, serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.

For more information on BPMP and the assets owned by the Partnership, please visit www.bpmidstreampartners.com.

Tax Considerations

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Cautionary statement

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements concerning management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “budget”, “continue”, “potential”, “guidance”, “effort”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “seek”, “target”, “begin”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by

FOR IMMEDIATE RELEASE Houston April 15, 2020

cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, the continued effects of the global COVID-19 pandemic on demand, the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, volumes, capital requirements, conditions or events, future operating results or the ability to generate sales, the potential exposure of the Partnership to market risks, and statements relating to the expected amount of cash available for distribution and level of distributions are forward-looking statements. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control. These risks include, but are not limited to, the following:
•the continuation of a swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time that correspondingly may lead to a significant reduction of domestic crude oil and natural gas production, which in turn could result in significant declines in the actual or expected volumes transported through our pipelines and/or the reduction of commercial opportunities that might otherwise be available to us;
•uncertainty regarding the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities; such restrictions are designed to protect public health but also have the effect of significantly reducing demand for crude oil;
•uncertainty regarding the future actions of foreign oil producers such as Saudi Arabia and Russia and the risk that they take actions that will prolong or exacerbate the current over-supply of crude oil;
•uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and therefore the demand for the midstream services we provide and the commercial opportunities available to us;
•the effect of an overhang of significant amounts of crude oil inventory stored in the United States and elsewhere and the impact that such inventory overhang ultimately has on the timing of a return to market conditions that support increased drilling and production activities in the United States;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors;
•the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations; and
•other factors and uncertainties inherent in our business, as discussed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2019 filed with SEC on February 27, 2020.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors.

Non-GAAP financial measures

Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

FOR IMMEDIATE RELEASE Houston April 15, 2020

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References to Adjusted EBITDA refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership plus net adjustments from volume deficiency agreements, less maintenance capital expenditures, net interest paid/received, cash reserves, and income taxes paid. Cash available for distribution does not reflect changes in working capital balances.

Further Information

BPMP Investor Relations, US: bpmpir@bp.com

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